Copart, Inc.

For Immediate Release

Copart Reports Second Quarter Fiscal 2015 Financial Results

Dallas, Texas. (February 24, 2015) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and six months ended January 31, 2015.

For the three months ended January 31, 2015, revenue, gross margin and net income were $276.3 million, $114.9 million and $52.2 million, respectively. These represent a decrease in revenue of $10.2 million, or 3.6%; and increases in gross margin of $3.3 million, or 3.0%; and in net income of $6.8 million, or 15.1%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.40 compared to $0.35 last year, an increase of 14.3%.

For the six months ended January 31, 2015, revenue, gross margin and net income were $566.6 million, $237.2 million and $104.8 million, respectively. These represent increases in revenue of $0.3 million, or 0.1%; in gross margin of $17.8 million, or 8.1%; and in net income of $18.0 million, or 20.8%, respectively, from the same period last year. Fully diluted earnings per share for the six months were $0.80 compared to $0.66 last year, an increase of 21.2%.

On Wednesday, February 25, 2015, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://stream.conferenceamerica.com/copart/022515. A replay of the call will be available through April 26, 2015 by calling (877) 919-4059. Use confirmation code # 51385268.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates (www.copart.ae), and Spain (www.autoresiduos.com). Copart links sellers to more than 750,000 members in over 150 countries worldwide through its multi-channel platform. Copart was recently ranked at the top of Deloitte’s “Exceptional 100” list of companies, which reviewed U.S. publicly traded companies based upon a multidimensional approach to measuring financial performance. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Wendy Lucero, Assistant to the Chief Financial Officer
972-391-5043 or wendy.lucero@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2015	2014	2015	2014
Service revenues and vehicle sales:
Service revenues	$238,508	$235,732	$485,128	$462,095
Vehicle sales	37,750	50,702	81,516	104,222
Total service revenues and vehicle sales	276,258	286,434	566,644	566,317
Operating expenses:
Yard operations	120,181	121,240	241,780	236,466
Cost of vehicle sales	32,118	43,642	69,191	89,733
Yard depreciation and amortization	8,543	9,460	17,403	19,555
Yard stock-based payment compensation	549	546	1,095	1,181
Gross margin	114,867	111,546	237,175	219,382
General and administrative	27,587	31,221	60,804	65,456
General and administrative depreciation and amortization	2,857	3,615	5,727	8,025
General and administrative stock-based
payment compensation	3,955	5,226	7,775	9,458
Total operating expenses	195,790	214,950	403,775	429,874
Operating income	80,468	71,484	162,869	136,443
Other (expense) income:
Interest expense, net	(4,505)	(2,066)	(6,276)	(4,203)
Other income, net	4,141	1,170	5,734	2,593
Total other expense	(364)	(896)	(542)	(1,610)
Income before income taxes	80,104	70,588	162,327	134,833
Income taxes	27,911	25,243	57,519	48,066
Net income	$52,193	$45,345	$104,808	$86,767

Basic net income per common share	$0.41	$0.36	$0.83	$0.69
Weighted average common shares outstanding	126,300	125,564	126,258	125,512

Diluted net income per common share	$0.40	$0.35	$0.80	$0.66
Diluted weighted average common shares outstanding	131,872	131,101	131,694	130,904

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31,	July 31,
	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$590,366	$158,668
Accounts receivable, net	235,477	196,985
Vehicle pooling costs and inventories	34,106	31,697
Income taxes receivable	7,803	2,288
Deferred income taxes	2,769	1,803
Prepaid expenses and other assets	17,904	20,850
Total current assets	888,425	412,291
Property and equipment, net	688,244	692,383
Intangibles, net	21,425	25,242
Goodwill	270,492	283,780
Deferred income taxes	37,524	36,721
Other assets	45,961	56,387
Total assets	$1,952,071	$1,506,804

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$148,180	$152,156
Deferred revenue	4,515	4,170
Income taxes payable	5,858	8,284
Current portion of long-term debt and capital lease obligations	76,171	79,674
Total current liabilities	234,724	244,284
Deferred income taxes	6,324	7,372
Income taxes payable	25,499	23,771
Long-term debt and capital lease obligations, net of discount	608,236	223,227
Other liabilities	4,051	4,651
Total liabilities	878,834	503,305
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	416,958	404,542
Accumulated other comprehensive loss	(66,525)	(20,060)
Retained earnings	722,791	619,004
Total stockholders’ equity	1,073,237	1,003,499
Total liabilities and stockholders’ equity	$1,952,071	$1,506,804

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	January 31,
	2015	2014
Cash flows from operating activities:
Net income	$104,808	$86,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,367	27,580
Allowance for doubtful accounts	(242)	884
Stock-based payment compensation	8,870	10,639
Excess tax benefits from stock-based payment compensation	(534)	(1,171)
Gain on sale of property and equipment	(457)	(1,743)
Deferred income taxes	(2,317)	(5,982)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(40,908)	(38,928)
Vehicle pooling costs and inventories	(3,351)	(1,718)
Prepaid expenses and other current assets	1,747	(4,266)
Other assets	5,368	(12,602)
Accounts payable and accrued liabilities	(4,173)	7,724
Deferred revenue	351	347
Income taxes receivable	(4,938)	4,799
Income taxes payable	103	1,494
Other liabilities	(811)	1,967
Net cash provided by operating activities	88,883	75,791

Cash flows from investing activities:
Purchases of property and equipment including acquisitions, net of cash acquired	(39,459)	(65,996)
Proceeds from sale of property and equipment	742	2,576
Net cash used in investing activities	(38,717)	(63,420)

Cash flows from financing activities:
Proceeds from the exercise of stock options	2,303	4,550
Excess tax benefit from stock-based payment compensation	534	1,171
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,495	1,115
Principal payments on long-term debt	(312,500)	(37,500)
Proceeds from the issuance of long-term debt, net of discount	698,939	—
Debt offering costs	(955)	—
Change in bank overdraft	—	743
Repurchases of common stock	(1,121)	(80)
Net cash provided by (used in) financing activities	388,695	(30,001)

Effect of foreign currency translation	(7,163)	198

Net increase (decrease) in cash and cash equivalents	431,698	(17,432)

Cash and cash equivalents at beginning of period	158,668	63,631
Cash and cash equivalents at end of period	$590,366	$46,199

Supplemental disclosure of cash flow information:
Interest paid	$3,788	$4,495
Income taxes paid, net of refunds	$64,432	$47,891

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000